EXHIBIT 1.1

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL, AND THE REGISTRANT TREATS SUCH INFORMATION AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

UNDERWRITING AGREEMENT

Effective as of September 29, 2025.

Bunker Hill Mining Corp.
300 - 1055 West Hastings Street
Vancouver, British Columbia V6E 2E9

Attention:	Sam Ash, Chief Executive Officer and Director

Dear Sir:

Re:	Private Placement of Units

Haywood Securities Inc., as lead underwriter and sole bookrunner (“Haywood” or the “Lead Underwriter”), together with BMO Nesbitt Burns Inc. (collectively with Haywood, the “Underwriters”) understand that Bunker Hill Mining Corp. (the “Corporation”) proposes to issue and sell, to or at the direction of the Underwriters, an aggregate of 150,000,000 units of the Corporation (the “CAD Units”) at a price of CDN$0.12 per CAD Unit (the “CAD Issue Price”) and 225,000,000 units of the Corporation (the “USD Units” and together with the CAD Units, the “Units”) at a price of US$0.08711 per USD Unit (the “USD Issue Price”), with each Unit consisting of one Common Share (as defined below) (a “Unit Share”) and one Common Share purchase warrant (each, a “Warrant”). Each Warrant will entitle the holder to acquire one Common Share (a “Warrant Share”) at a price of CDN$0.17 for a period of five years following the closing of the Offering (as defined below). The Warrants shall be created and issued pursuant to, and the exercise of the Warrants shall be governed by, the provisions of a warrant indenture (the “Warrant Indenture”), to be entered into effective on the date hereof between the Corporation and Computershare Trust Company of Canada, as warrant agent, in the form and on terms satisfactory to the Corporation and the Underwriters, acting reasonably.

Upon and subject to the terms and conditions set forth herein, the Underwriters hereby severally, and not jointly, nor jointly and severally, agree to purchase from the Corporation and, by the acceptance of this Agreement (as defined herein), the Corporation agrees to sell to the Underwriters at the Closing Time (as defined herein) all, but not less than all, of the CAD Units at the CAD Issue Price for aggregate gross proceeds of CDN$18,000,000 and all, but not less than all, of the USD Units at the USD Issue Price for aggregate gross proceeds of US$19,599,750. The Offering will be completed on a “bought deal” private placement basis pursuant to exemptions from prospectus requirements of Applicable Securities Laws (as defined herein). Although the offer to purchase the Units is being made by the Underwriters, the Underwriters will endeavour to arrange for substituted purchasers (collectively, the “Substituted Purchasers”) for the Units in the Selling Jurisdictions (as defined herein). To the extent that Substituted Purchasers purchase Units at the Closing (as defined herein), the Underwriters shall not be obligated to purchase the Units so purchased by such Substituted Purchasers.

The Underwriters have been granted an option (the “Underwriters’ Option”), exercisable in whole or in part by the Lead Underwriter, on behalf of itself and the other Underwriter, at any time for a period of up to 48 hours prior to the Closing Date (as defined below), to purchase from the Corporation up to an additional 56,250,000 Units (the “Additional Units”). The purchase price for each Additional Unit shall be equal to the CAD Issue Price. The Additional Units shall have attributes that are identical to the Units and references in this Agreement to the “Units” include the Additional Units. The offering of Units by the Corporation is referred to in this Agreement as the “Offering”. The Unit Shares and Warrants comprising the Units sold pursuant to this Agreement, including for the avoidance of doubt the Unit Shares and Warrants comprising the Additional Units sold under the Underwriters’ Option, are collectively referred to as the “Offered Securities”. If the Lead Underwriter, on behalf of itself and the other Underwriter, elects to exercise the Underwriters’ Option, the Lead Underwriter shall notify the Corporation in writing, which notice shall specify the number of Additional Units to be sold under the Offering pursuant to the Underwriters’ Option.

The Corporation understands that although the offer to purchase the Units is being made by the Underwriters on a “bought deal” private placement basis, the Underwriters will endeavour to arrange for Substituted Purchasers for the Units in the Selling Jurisdictions, subject to acceptance by the Corporation, acting reasonably, of the Subscription Agreements. The Underwriters shall offer for sale and sell the Units pursuant to the Offering in accordance with the terms of this Agreement, on a private placement basis pursuant to exemptions from the prospectus requirements of Applicable Securities Laws. The Underwriters acknowledge that, subject to the conditions contained in Section 6 hereof being satisfied and subject to the rights of the Underwriters contained in Section 10 hereof, the Underwriters shall become obligated to purchase or cause to be purchased all of the Units. To the extent that Substituted Purchasers purchase Units at the Closing, the Underwriters shall not be obligated to purchase the Units so purchased by such Substituted Purchasers.

The Corporation and the Underwriters understand and agree that all offers and sales of Offered Securities will be made to U.S. Accredited Investors in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D, and in accordance with the provisions of Schedule A hereof, it being understood and agreed that, except as contemplated herein, such sales do not trigger: (i) any obligation to prepare and file a prospectus, offering memorandum, registration statement or similar disclosure documents in the United States; or (ii) any registration or other obligation on the part of the Corporation, including, but not limited to, any continuing obligation in that jurisdiction. Offers and sales within the United States shall be made through an Underwriter’s U.S. Affiliate (as defined in Schedule A hereto).

The Corporation agrees that the Underwriters shall be permitted to appoint, at their sole expense, other registered dealers or other dealers duly qualified in their respective jurisdictions, as their agents, to assist in the Offering in the Selling Jurisdictions and that Haywood, on behalf of the Underwriters, may determine, and shall be solely responsible for, the remuneration payable to such other dealers appointed.

The Corporation shall be entitled to identify to the Underwriters certain investors, that are current securityholders, officers, directors, employees or consultants of the Corporation, as President’s List Purchasers (as defined below), which will be no more than 5% of the Offering. The Corporation acknowledges and agrees that the Underwriters shall not be required to conduct a suitability review in respect of sales to the President’s List Purchasers, and that the Underwriters do not and will not have any liability whatsoever to the Corporation or to the President’s List Purchasers with respect to such sales and the Corporation shall indemnify and save harmless the Underwriters from any and all losses or expenses relating to sales to President’s List Purchasers.

In consideration of the Underwriters’ services to be rendered in connection with the Offering, including assisting in preparing documentation relating to the Offered Securities and underwriting the distribution of the Offered Securities, subject to the paragraph below, the Corporation shall pay to the Underwriters a cash fee equal to: (i) 6.0% of the aggregate purchase price of Offered Securities sold under the Offering to Subscribers (as defined below) (excluding proceeds derived from the sale of Offered Securities to any President’s List Purchasers); and (ii) 3.0% of the aggregate purchase price of Offered Securities sold under the Offering to President’s List Purchasers (collectively, the “Underwriters’ Fee”). In addition, the Corporation shall issue to the Underwriters such number of Compensation Options (as defined below) as is equal to: (i) 6.0% of the aggregate number of Units issued under the Offering to Subscribers (excluding Units issued to any President’s List Purchasers); and (ii) 3.0% of the aggregate number of Units issued under the Offering to President’s List Purchasers. The Underwriters’ Fee shall be payable at the Closing Time as provided for in Section 7, and the obligation of the Corporation to deliver the Compensation Options shall arise at the Closing Time.

The Corporation will also pay certain fees and expenses of the Underwriters (including fees and expenses of the Underwriters’ Counsel) plus applicable taxes in connection with the Offering, as provided for in Section 8.

1.	Definitions

In this Agreement:

(a)	“Action” has the meaning given to it in Section 11(a);

(b)	“Additional Units” has the meaning given to it above;

(c)	“affiliate”, “distribution”, “material change”, “material fact”, “misrepresentation”, and “subsidiary” have the respective meanings given to them in the Securities Act (Ontario);

(d)	“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made by the Underwriters by this letter, including the schedules attached to this letter and the Disclosure Letter, all as may be amended or supplemented from time to time;

(e)	“Applicable Securities Laws” means, unless the context otherwise requires, the Canadian Securities Laws and all applicable securities laws in each of the other Selling Jurisdictions, together with respective published national, multilateral and local policy statements, instruments, notices and blanket orders of the securities regulatory authorities in such jurisdictions;

(f)	“Business Day” means any day, other than a Saturday or Sunday on which banking institutions in Toronto, Ontario, Vancouver, British Columbia and the City of New York, United States are open for commercial banking business during normal banking hours;

(g)	“CAD Issue Price” has the meaning given to it above;

(h)	“CAD Units” has the meaning given to it above;

(i)	“Canadian Jurisdictions” means each of the Selling Jurisdictions in Canada in which the Subscribers and the Underwriters are resident;

(j)	“Canadian Securities Commissions” means, collectively, the applicable securities commission or other securities regulatory authority in each of the Canadian Jurisdictions;

(k)	“Canadian Securities Laws” means the applicable rules and regulations under such laws, together with applicable published national, multilateral and local policy statements, instruments, notices and blanket orders of the securities regulatory authorities in each of the Canadian Jurisdictions;

(l)	“Closing” means the completion of the Offering pursuant to this Agreement and the Subscription Agreements;

(m)	“Closing Date” means September 29, 2025, or such other date as the Lead Underwriter and the Corporation may agree upon in writing;

(n)	“Closing Time” means 8:00 a.m. (Toronto time) or such other time on the Closing Date as the Lead Underwriter and the Corporation may agree;

(o)	“Common Share” means a share of common stock of the Corporation;

(p)	“Compensation Option Certificates” means the certificates issued to the Underwriters representing the Compensation Options;

(q)	“Compensation Option Shares” means the Common Shares issuable pursuant to the due exercise of the Compensation Options;

(r)	“Compensation Options” means Common Share purchase options of the Corporation, exercisable by the holder thereof to acquire one Compensation Option Share at an exercise price equal to the CAD Issue Price for a period of 24 months following the Closing Date;

(s)	“Corporation” has the meaning given to it above;

(t)	“Corporation’s Counsel” means Blakes, Cassels & Graydon LLP;

(u)	“Cut-back Shares” has the meaning given to it in Section 23(c);

(v)	“Disclosure Letter” means the disclosure letter dated the date hereof and signed by the Corporation and delivered to the Underwriters;

(w)	“Documents” means, collectively:

(i)	the proxy statement of the Corporation dated August 27, 2025 with respect to the annual meeting of stockholders of the Corporation held on September 18, 2025;

(ii)	the audited consolidated financial statements of the Corporation as at December 31, 2024 and 2023, together with the notes to such financial statements, the report of the auditors of the Corporation on such financial statements and management’s discussion and analysis in respect of such financial statements (the “Annual Financial Statements”);

(iii)	the unaudited condensed interim consolidated financial statements of the Corporation with respect to the three and six months ended June 30, 2025, together with the notes to such financial statements and the management’s discussion and analysis in respect of such financial statements (the “Interim Financial Statements”);

(iv)	all press releases released by the Corporation since January 1, 2025; and

(v)	all material change reports filed by the Corporation since January 1, 2025;

(x)	“Due Diligence Session Responses” means the written or oral responses of the Corporation, as given by any director or officer of the Corporation, at a Due Diligence Session;

(y)	“Due Diligence Sessions” has the meaning given to it in Section 5(a);

(z)	“Effectiveness Deadline” has the meaning given to it in Section 23(b);

(aa)	“Employment Laws” has the meaning given to it in Section 4(aa);

(bb)	“Environmental Laws” means any federal, provincial, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement or common law, relating to health, safety or the regulation, protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, control, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials or Conditions;

(cc)	“Filing Deadline” has the meaning given to it in Section 23(a);

(dd)	“Financial Statements” means, together, the Annual Financial Statements and the Interim Financial Statements;

(ee)	“Governmental Authorities” means governments, regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, Crown corporations, courts, bodies, boards, tribunals or dispute settlement panels or other law, rule or regulation-making organizations or entities:

(i)	having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or

(ii)	exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

(ff)	“Governmental Licences” has the meaning given to it in Section 4(y);

(gg)	“GST” has the meaning given to it in Section 8;

(hh)	“Hazardous Materials or Conditions” means any material, substance (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) or condition that is regulated by or may give rise to liability under any Environmental Laws;

(ii)	“Indemnified Party” and “Indemnified Parties” have the meaning given to it in Section 11(a);

(jj)	“Initial Registration Statement” has the meaning given to it in Section 23(a);

(kk)	“Lead Underwriter” has the meaning given to it above;

(ll)	“Letter Agreement” means the letter agreement between the Corporation and the Lead Underwriter dated September 5, 2025, as amended on September 12, 2025;

(mm)	“Lien” means any mortgage, charge, pledge, hypothec, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

(nn)	“Material Adverse Effect” means any result, fact, effect, change, event, development or occurrence that when taken together with all other results, facts, effects, changes, events, developments or occurrences has, or would reasonably likely to be, materially adverse to the results of operations, condition (financial or otherwise), assets, properties, capital, liabilities (contingent or otherwise), cash flow, income or business operations of the Corporation and its subsidiary taken as a whole;

(oo)	“Material Agreements” means, collectively, the Subscription Agreements, the Warrant Indenture, Warrant Certificates, the Compensation Option Certificates, and this Agreement;

(pp)	“Material Project” means the Bunker Hill Mine located in Coeur D’Alene Mining District, in the cities of Kellogg and Wardner and in Shoshone County, Idaho, USA, which is comprised of and covers, inter alia, the Corporation’s and its subsidiary’s mining rights, properties and other assets;

(qq)	“Money Laundering Laws” has the meaning given to it in Section 4(tt);

(rr)	“NI 14-101” means National Instrument 14-101 – Definitions;

(ss)	“NI 45-102” means National Instrument 45-102 – Resale of Securities;

(tt)	“notice” has the meaning given to it in Section 20;

(uu)	“Offered Securities” has the meaning given to it above;

(vv)	“Offering” has the meaning given to it above;

(ww)	“Personnel” has the meaning given to it in Section 11(a);

(xx)	“President’s List Purchasers” means, collectively, certain purchasers of Units that are current securityholders, directors, officers, employees, consultants and such other persons that are acquiring such Units and whose names are set forth on a president’s list agreed to between the Corporation and the Lead Underwriter, on its own behalf and on behalf of the other Underwriter, as of the date hereof;

(yy)	“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the U.S. Securities Act, relating to the terms of the offering of any portion of the Registrable Securities;

(zz)	“Public Record” means all information filed by or on behalf of the Corporation with the Canadian Securities Commissions via SEDAR+ in Canada since January 1, 2023, including without limitation, the Documents and any other information filed with any Canadian Securities Commission in compliance, or intended compliance, with any Canadian Securities Laws of the Canadian Jurisdictions;

(aaa)	“Registrable Securities” means the Unit Shares, the Warrant Shares and the Compensation Option Shares, as well as any securities issued or issuable with respect to such securities as a result of any stock split or subdivision, stock dividend, recapitalization, exchange or similar event;

(bbb)	“Registration Expenses” means all registration and filing fee expenses incurred by the Corporation in effecting any registration pursuant to Section 23 of this Agreement, including (i) all registration, qualification, and filing fees, printing expenses, and any other fees and expenses associated with filings required to be made with the SEC, the Financial Industry Regulatory Authority (FINRA) or any other regulatory authority, (ii) all fees and expenses in connection with compliance with or clearing the Registrable Securities for sale under any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, and (iv) all fees and disbursements of counsel for the Corporation and of all independent certified public accountants of the Corporation (including the expenses of any special audit and cold comfort letters required by or incident to such performance);

(ccc)	“Registration Period” has the meaning given to it in Section 23(b);

(ddd)	“Registration Statement” means any registration statement of the Corporation filed with, or to be filed with, the SEC under the U.S. Securities Act, that registers Registrable Securities, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws;

(eee)	“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

(fff)	“Reporting Jurisdictions” has the meaning given to it in Section 4(qq);

(ggg)	“SEC” means the U.S. Securities and Exchange Commission;

(hhh)	“SEC Restrictions” has the meaning given to it in Section 23(c);

(iii)	“Securities Commissions” means, unless the context otherwise requires, the Canadian Securities Commissions, the SEC and all other applicable securities commissions or similar regulatory authorities in the Selling Jurisdictions;

(jjj)	“SEDAR+” means the System for Electronic Data Analysis and Retrieval + maintained by the Canadian Securities Administrators;

(kkk)	“Selling Jurisdictions” means each of the provinces and territories of Canada, the United States and such other jurisdictions as the Underwriters and the Corporation may agree;

(lll)	“Sprott Investor Rights Agreement” means the investor rights agreement dated June 5, 2025, between the Corporation and an affiliate of Sprott Private Resource Streaming & Royalty Corp.;

(mmm)	“Subscriber” means, for the purposes of this Agreement, the person who executes a Subscription Agreement or, if such person executes a Subscription Agreement as a duly authorized agent of one or more principals, the principal or principals of such person;

(nnn)	“Subscription Agreements” means the agreements entered into by each Subscriber for Units and the Corporation in respect of the Subscriber’s subscription for Units in connection with the Offering in the form and on terms and conditions satisfactory to each of the Corporation and the Underwriters, acting reasonably;

(ooo)	“Substituted Purchasers” has the meaning given to it above;

(ppp)	“Suspension Event” has the meaning given to it in Section 23(d);

(qqq)	“Teck Investor Rights Agreement” means the investor rights agreement dated June 5, 2025, between the Corporation and Teck Resources Limited;

(rrr)	“TSXV” means the TSX Venture Exchange;

(sss)	“Underwriters” has the meaning given to it above;

(ttt)	“Underwriters’ Counsel” means Bennett Jones LLP;

(uuu)	“Underwriters’ Fee” has the meaning given to it above;

(vvv)	“Underwriters’ Option” has the meaning given to it above;

(www)	“Unit Share” has the meaning given to it above;

(xxx)	“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(yyy)	“Units” has the meaning given to it above;

(zzz)	“U.S. Accredited Investor” means an “accredited investor” meeting one or more of the criteria in Rule 501(a) of Regulation D;

(aaaa)	“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(bbbb)	“U.S. GAAP” means the generally accepted principles adopted by the SEC in effect from time to time, and applied on a consistent basis;

(cccc)	“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended;

(dddd)	“USD Issue Price” has the meaning given to it above;

(eeee)	“USD Units” has the meaning given to it above;

(ffff)	“Warrant” has the meaning given to it above;

(gggg)	“Warrant Certificate” means a physical warrant certificate or advise under a direct registration system issued pursuant to the Warrant Indenture evidencing the Warrants;

(hhhh)	“Warrant Indenture” has the meaning given to it above; and

(iiii)	“Warrant Share” has the meaning given to it above.

2.	Covenants of the Underwriters

Each of the Underwriters hereby severally, and not jointly, nor jointly and severally, represents, warrants, covenants and agrees with the Corporation and acknowledges that the Corporation is relying upon such representations, warranties and covenants, that:

(a)	it will not directly or indirectly solicit subscriptions for Offered Securities, trade in Offered Securities or otherwise do any act in furtherance of a trade of Offered Securities outside of the Selling Jurisdictions, provided that the Underwriter may so solicit, trade or act within such jurisdictions only if such solicitation, trade or act is in compliance with Applicable Securities Laws in such jurisdiction and does not, except to the extent contemplated herein, (i) obligate the Corporation to take any action to qualify any of its securities or any trade of any of its securities, including the filing of a prospectus, registration statement or similar document in such jurisdiction, (ii) obligate the Corporation to establish or maintain any office or director or officer in such jurisdiction, or (iii) subject the Corporation to any ongoing continuous disclosure obligation or other reporting requirement in such jurisdiction;

(b)	in respect of the offer and sale of the Offered Securities, it will conduct its activities in connection with the Offering and comply with all Applicable Securities Laws and the provisions of this Agreement and the Subscription Agreements;

(c)	it is duly registered pursuant to the provisions of the Applicable Securities Laws, and is duly registered or licensed as an investment dealer in those jurisdictions in which it is required to be so registered in order to perform the services contemplated by this Agreement, or if or where not so registered or licensed, the Underwriter will act only through members of a selling group who are so registered or licensed;

(d)	it shall not make any representation or warranty with respect to the Offered Securities in connection with the Offering, other than as set forth in this Agreement or the Subscription Agreements; and

(e)	it will not advertise the proposed sale of the Offered Securities in printed media of general and regular paid circulation, radio or television nor provide or make available to prospective purchasers of Offered Securities any document or material which would constitute an offering memorandum as defined in Canadian Securities Laws.

The parties to this Agreement acknowledge that the Offered Securities have not been registered under the U.S. Securities Act or any U.S. state securities laws and may not be offered or sold in the United States except that the Units, Unit Shares and Warrants may be offered and sold in the United States in transactions that are exempt from the registration requirements of the U.S. Securities Act in accordance with Rule 506(b) or Regulation D and exemptions under the applicable laws of any U.S. state. Accordingly, the Corporation and the Underwriters hereby agree that offers and sales of the Units, Unit Shares and Warrants shall be conducted only in the manner specified in Schedule A, which terms and conditions are hereby incorporated by reference in and shall form a part of this Agreement.

BMO Nesbitt Burns agrees to terminate its existing right of first refusal, as outlined in the agency agreement dated June 5, 2025, among, inter alios, the Corporation and BMO Nesbitt Burns Inc., and otherwise, in its entirety.

3.	Delivery of Subscription Agreements

The Lead Underwriter agrees to obtain from each Subscriber executed Subscription Agreements (including the execution of applicable schedules to such Subscription Agreements) and will use commercially reasonable efforts to deliver such Subscription Agreements (including applicable schedules) to the Corporation at least two Business Days prior to the Closing Date. In addition, the Lead Underwriter agrees to obtain from each Subscriber such forms and other documents as may be required by the Securities Commissions and provided by the Corporation to the Lead Underwriter for delivery under this Agreement.

The Corporation may not reject any properly completed Subscription Agreement unless the number of Offered Securities subscribed for pursuant to the Subscription Agreements and tendered by the Lead Underwriter exceeds the maximum number of Offered Securities to be sold under this Agreement or unless the distribution cannot be completed in accordance with Applicable Securities Laws.

4.	Representations and Warranties of the Corporation

The Corporation represents and warrants to the Underwriters, and acknowledges that the Underwriters are relying upon such representations and warranties, that:

(a)	since January 1, 2025, the Corporation has been and is in compliance with its timely disclosure obligations under Canadian Securities Laws and the rules and regulations of the TSXV; no confidential material change report has been filed by the Corporation under Canadian Securities Laws that remains confidential at the date of this Agreement; the Corporation has not completed a “significant acquisition”, which would require the Corporation to file a business acquisition report under Canadian Securities Laws; all of the material contracts and agreements of the Corporation and its subsidiary not made in the ordinary course of business, if required under the Canadian Securities Laws, have been filed with the Canadian Securities Commissions;

(b)	other than as disclosed in the Public Record, since the date of the most recent audited balance sheet (i) there has been no material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and its subsidiary, taken as a whole, (ii) there have been no transactions entered into by the Corporation or its subsidiary which are material with respect to the Corporation and its subsidiary, taken as a whole, other than those in the ordinary course of business, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Corporation on any class of its shares;

(c)	the Corporation and its subsidiary have been duly incorporated and organized and are validly subsisting under the laws of their respective jurisdictions of incorporation and are properly registered or licensed to carry on business under the laws of all jurisdictions in which their respective businesses are carried on, except where the failure to be so registered or licensed would not have a Material Adverse Effect;

(d)	the Corporation has the requisite corporate power, authority and capacity to enter into the Material Agreements and to perform its obligations under the Material Agreements and the Corporation has the requisite corporate power, authority and capacity to own, lease and operate its property and assets and to carry on its business as currently carried on or as proposed to be carried on;

(e)	the Corporation has an authorized share capital consisting of 2,500,000,000 Common Shares with a par value of US$0.000001 per Common Share and 10,000,000 shares of preferred stock with a par value of US$0.000001 per share of preferred stock, of which 926,994,336 Common Shares and no shares of preferred stock are issued and outstanding as of the date immediately prior to the date of this Agreement. Other than as disclosed in the Public Record or in connection with the Teck Investor Rights Agreement and the Sprott Investor Rights Agreement, no person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Corporation of any unissued shares of the Corporation, other than stock options, restricted stock units and deferred share units issued in the ordinary course. The Corporation has received waivers and/or confirmations in writing from the counterparty to the Sprott Investor Rights Agreement that such party will not exercise any pre-emptive right, participation rights, or any equivalent right in connection with this Offering;

(f)	all of the issued and outstanding securities of the Corporation have been duly and validly authorized and issued and are fully paid and non-assessable shares of the Corporation, and none of the outstanding securities of the Corporation were issued in violation of the pre-emptive or similar rights of any securityholder of the Corporation;

(g)	except as disclosed in the Public Record or Schedule 4(g) of the Disclosure Letter the Corporation is the beneficial owner and holder of record of all of the issued and outstanding shares in the capital of its subsidiary, with good and valid title to all such shares, free and clear of all Liens and encumbrances;

(h)	the Corporation has full corporate power and authority to issue the Offered Securities, the Compensation Options and the Compensation Option Shares;

(i)	the Offered Securities and the Compensation Options at the Closing Time, the Warrant Shares issuable upon the exercise of the Warrants in accordance with their terms at the time of issue of the Warrant Shares, and the Compensation Option Shares issuable upon the exercise of the Compensation Options in accordance with the terms of the Compensation Option Certificates at the time of issue of the Compensation Option Shares, shall be duly authorized and upon receipt of payment, validly issued, and with respect to the Unit Shares, Warrant Shares, and Compensation Option Shares, shall be fully paid and non-assessable Common Shares and the provisions of the Unit Shares, Warrant Shares and Compensation Option Shares conform in all material respects with their descriptions in this Agreement and the Subscription Agreements;

(j)	the Unit Shares, Warrant Shares and Compensation Option Shares are conditionally listed for trading on the TSXV, subject to the satisfaction of customary conditions required by the TSXV;

(k)	at all times prior to the expiry of the Warrants, a sufficient number of Warrant Shares shall be allocated and reserved for issuance upon due exercise of the Warrants in accordance with their terms;

(l)	at all times prior to the expiry of the Compensation Options, a sufficient number of Compensation Option Shares shall be allocated and reserved for issuance upon due exercise of the Compensation Options in accordance with the terms of the Compensation Option Certificates;

(m)	the Corporation is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of, the Material Agreements and the performance of any of the transactions contemplated by the Material Agreements by the Corporation, do not and will not result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under any applicable laws or any term or provision of the articles, by-laws or resolutions of the directors or stockholders of the Corporation, or any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Corporation;

(n)	the Material Agreements and the performance of the Corporation’s obligations under the Material Agreements (including the valid issuance, creation, sale and delivery, as applicable, of the Unit Shares, the Warrants, the Warrant Shares, the Compensation Options and the Compensation Option Shares) have been duly authorized by all necessary corporate action and the Material Agreements have been duly executed and delivered by the Corporation and constitute legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium or similar laws affecting the rights of creditors generally and, with respect to this Agreement, by the application of equitable principles when equitable remedies are sought and subject to the fact that rights of indemnity and contribution may be limited by applicable law;

(o)	no approval, authorization, consent or other order of, and no filing, registration or recording with any Governmental Authority or other person is required of the Corporation in connection with the execution and delivery of, or with the performance by the Corporation of, its obligations under the Material Agreements (including the issuance, creation, sale and delivery, as applicable, of the Unit Shares, the Warrants, the Warrant Shares, the Compensation Options and the Compensation Option Shares), except as required by Applicable Securities Laws with regard to the distribution of the Offered Securities in the Selling Jurisdictions, including the filing of a material change report with the Canadian Securities Commissions, the filing of a report of exempt distribution with the Canadian Securities Commissions, the filing of a Current Report on Form 8-K, and such other filings as are required to be made under applicable provincial or state securities laws;

(p)	the Corporation is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would have a Material Adverse Effect;

(q)	the Financial Statements have been prepared in conformity with U.S. GAAP in effect from time to time applied on a consistent basis throughout the periods involved, contain no misrepresentations and present fairly in all material respects the financial position, results of operations and cash flows of the Corporation on a consolidated basis as at the respective dates of such Financial Statements;

(r)	the Corporation maintains a system of internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and maintains a system of disclosure controls and procedures that is designed to provide reasonable assurances that information required to be disclosed by the Corporation under Applicable Securities Laws is recorded, processed, summarized and reported within the time periods specified under Applicable Securities Laws and to ensure that information required to be disclosed by the Corporation under Applicable Securities Laws is accumulated and communicated to the Corporation’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure;

(s)	no director or officer, former director or officer, or stockholder or employee of, or any other person not dealing at arm’s length with, the Corporation or its subsidiary will continue after the Closing to be engaged in any material transaction or arrangement with or to be a party to a material contract with, or has any indebtedness, liability or obligation to, the Corporation or its subsidiary, except as disclosed in the Documents or for employment or consulting arrangements with employees or consultants or those serving as a director or officer of the Corporation or its subsidiary as described in the Documents;

(t)	neither the Corporation nor its subsidiary has incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that continue to be outstanding except (i) as disclosed or contemplated in the Documents, or (ii) as incurred in the ordinary course of business by the Corporation or its subsidiary, as the case may be;

(u)	except as disclosed in the Public Record or Schedule 4(u) of the Disclosure Letter, there is no litigation or governmental or other proceeding or investigation at law or in equity before any Governmental Authority, domestic or foreign, in progress, pending or, to the Corporation’s knowledge, threatened (and the Corporation does not know of any basis therefor) against, or involving the assets, properties or business of, the Corporation, nor are there any matters under discussion with any Governmental Authority relating to taxes, governmental charges, orders or assessments asserted by any such authority and to the Corporation’s knowledge there are no facts or circumstances which would reasonably be expected to form the basis for any such litigation, governmental or other proceeding or investigation, taxes, governmental charges, orders or assessments;

(v)	MNP LLP, Chartered Professional Accountants, is independent with respect to the Corporation within the meaning of the rules of professional conduct applicable to auditors in Ontario and there has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators) with such firm or any other prior auditor of the Corporation or its subsidiary;

(w)	except as disclosed in the Public Record or Schedule 4(w) of the Disclosure Letter, all tax returns required to be filed by the Corporation and its subsidiary on or prior to the date of this Agreement have been filed and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto, due or claimed to be due have been paid and neither the Corporation nor its subsidiary is a party to any agreement, waiver or arrangement with any taxing authority which relates to any extension of time with respect to the filing of any tax returns, any payment of taxes or any assessment of taxes; there is no tax deficiency which has been asserted against the Corporation or its subsidiary and all material tax liabilities are adequately provided for in accordance with U.S. GAAP within the Financial Statements of the Corporation for all periods up to date of latest audited balance sheet; there are no assessments or investigations in progress, pending or, to the knowledge of the Corporation, threatened against the Corporation in respect of taxes; there are no Liens for taxes upon the assets of the Corporation;

(x)	each of the Corporation and its subsidiary has conducted and are conducting their business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which they carry on business and neither the Corporation nor its subsidiary has received any notice of any alleged violation of any such laws, rules and regulations;

(y)	each of the Corporation and its subsidiary possess such permits, licences, approvals, consents and other authorizations issued by Governmental Authorities (collectively, “Governmental Licences”) necessary to conduct the business as currently operated by them and all such Governmental Licences are valid and existing and in good standing; each of the Corporation and its subsidiary is in compliance with the terms and conditions of all such Governmental Licences in all material respects;

(z)	to the Corporation’s knowledge, (i) neither the Corporation nor its subsidiary is in violation of any Environmental Laws, (ii) the Corporation and its subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements in all material respects, and (iii) there are no pending administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, orders, directions, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Law against the Corporation or its subsidiary, and there are no facts or circumstances which would reasonably be expected to form the basis for any such administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, orders, directions, notices of non-compliance or violation, investigation or proceedings;

(aa)	to the Corporation’s knowledge, (i) each of the Corporation and its subsidiary is in compliance, in all material respects, with the provisions of all applicable federal, provincial, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours (collectively, “Employment Laws”), (ii) no collective labour dispute, grievance, arbitration or legal proceeding is ongoing, pending or, to the knowledge of the Corporation, threatened and no individual labour dispute, grievance, arbitration or legal proceeding is ongoing, pending or, to the knowledge of the Corporation, threatened with any employee of the Corporation or its subsidiary and, to the knowledge of the Corporation, none has occurred during the past year, and (iii) no union has been accredited or otherwise designated to represent any employees of the Corporation or any of its subsidiary and, to the knowledge of the Corporation, no accreditation request or other representation question is pending with respect to the employees of the Corporation or its subsidiary and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the Corporation’s or its subsidiary’s facilities and none is currently being negotiated by the Corporation or its subsidiary;

(bb)	except as disclosed in the Public Record or Section 4(bb) of the Disclosure Letter, no existing supplier, manufacturer or contractor of the Corporation has indicated that it intends to terminate its relationship with the Corporation or that it will be unable to meet the Corporation’s supply, manufacturing or contracting requirements;

(cc)	neither the Corporation nor its subsidiary is in default or breach, in any material respect, of any real property lease, and neither the Corporation nor its subsidiary has received any notice or other communication from the owner or manager of any real property leased by the Corporation or its subsidiary that the Corporation or its subsidiary is not in compliance with any real property lease, and to the knowledge of the Corporation, no such notice or other communication is pending or has been threatened;

(dd)	the Corporation maintains such policies of insurance, issued by responsible insurers, as are appropriate to its operations, property and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets and all such policies of insurance will at the Closing continue to be in full force and effect; and neither the Corporation nor its subsidiary is in default as to the payment of premiums or otherwise, under the terms of any such policy;

(ee)	except as disclosed in the Public Record or Schedule 4(ee) of the Disclosure Letter, each of the Corporation and its subsidiary has good and marketable title to all of its assets and property and no person has any contract or any right or privilege capable of becoming a right to purchase any personal property from the Corporation or its subsidiary;

(ff)	except as disclosed in the Public Record or Schedule 4(ff) of the Disclosure Letter, the Corporation does not have any loans or other indebtedness outstanding which have been made to or from any of its stockholders, officers, directors or employees or any other person not dealing at arm’s length with the Corporation that are currently outstanding;

(gg)	except as disclosed in the Public Record or Schedule 4(gg) of the Disclosure Letter, no officer, director, employee or any other person not dealing at arm’s length with the Corporation or, to the knowledge of the Corporation, any associate or affiliate of any such person, owns, has or is entitled to any royalty, net profits interest, carried interest or any other encumbrances or claims of any nature whatsoever which are based on production from the Corporation’s properties or assets or any revenue or rights attributed to the Corporation’s properties or assets;

(hh)	to the knowledge of the Corporation, no insider of the Corporation has a present intention to sell any securities of the Corporation held by it;

(ii)	except as disclosed in the Public Record or Schedule 4(ii) of the Disclosure Letter, neither of the Corporation nor its subsidiary has outstanding any debentures, notes, mortgages, or other indebtedness that is material to the Corporation and its subsidiary taken as a whole;

(jj)	the Corporation or its subsidiary holds freehold title, mining leases, mining claims, mining concessions or other conventional proprietary interests or rights recognized in the jurisdiction in which each material mining property described in the Documents is located, in respect of the ore bodies and minerals in such mining properties under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit the Corporation or its subsidiary, as the case may be, to explore for, extract, exploit, remove, process or refine the minerals relating thereto. In addition, the Corporation or its subsidiary has all necessary surface rights, access rights and water rights, and all other presently required rights and interests granting the Corporation or its subsidiary, as the case may be, the rights and ability to explore for, mine, extract, remove or process the minerals derived from each material mining property described in the Documents, with only such exceptions as are described in the Documents or Schedule 4(jj) of the Disclosure Letter. Each of the aforementioned interests and rights is currently in good standing;

(kk)	the minute books and corporate records of the Corporation and its subsidiary made available to Underwriters’ Counsel in connection with the Underwriters’ due diligence investigations are the original minute books and records or true and complete copies of the original minute books and contain copies of all or substantially all proceedings of the stockholders, the boards of directors and all committees of the boards of directors of each of such entities that have been minuted or resolved and there have been no other meetings, resolutions or proceedings of the stockholders, boards of directors or any committee thereof to the date of review of such corporate records and minute books not reflected in such minute books and other corporate records, other than those which are not material in the context of such entities, as applicable;

(ll)	to the knowledge of the Corporation, no securities commission, stock exchange or comparable authority has issued any order requiring trading in any of the Corporation’s securities to cease or preventing the distribution of the Offered Securities in any Selling Jurisdiction that is currently persisting, nor instituted proceedings for that purpose and, to the knowledge of the Corporation, no such proceedings are pending or contemplated;

(mm)	Computershare Investor Services Inc., at its principal office in the City of Vancouver, has been duly appointed as registrar and transfer agent for the Common Shares;

(nn)	other than as contemplated by this Agreement or as set forth in Schedule 4(nn) of the Disclosure Letter, there is no person acting at the request of the Corporation who is entitled to any brokerage or underwriting fee in connection with the sale of the Offered Securities;

(oo)	except for the Teck Investor Rights Agreement and the Sprott Investor Rights Agreement, there are no stockholders’ agreements, voting agreements, investors’ rights agreements or other agreements in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Corporation or its subsidiary or the operations or affairs of the Corporation or its subsidiary, and the Unit Shares and the Warrant Shares and Compensation Option Shares, when issued and delivered against payment therefor as contemplated in the Material Agreements, will be free of any restriction on voting pursuant to the Corporation’s constating documents or any agreement or any other instrument to which the Corporation is a party;

(pp)	the representations and warranties of the Corporation in the Subscription Agreements are, or will be at the Closing Time, true and correct in all material respects (except those representations and warranties which are qualified by materiality which shall be true and correct in all respects);

(qq)	the Corporation is a reporting issuer in British Columbia, Alberta and Ontario (the “Reporting Jurisdictions”) not in default of any requirement under Canadian Securities Laws;

(rr)	the information and statements set forth in the Public Record were true, correct and complete in all material respects and did not contain any misrepresentation as of the date of such information or statements;

(ss)	none of the Corporation, its subsidiary, or to the knowledge of the Corporation, any director, officer, employee, consultant, representative or agent of the Corporation or its subsidiary, has (i) violated any anti-bribery or anti-corruption laws applicable to the Corporation or its subsidiary, including but not limited to the Foreign Corrupt Practices Act of 1977 (United States) and the Corruption of Foreign Public Officials Act (Canada), or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, that goes beyond what is reasonable and customary and/or of modest value: (x) to any government official, whether directly or through any other person, for the purpose of influencing any act or decision of a government official in his or her official capacity; inducing a government official to do or omit to do any act in violation of his or her lawful duties; securing any improper advantage; inducing a government official to influence or affect any act or decision of any Governmental Authority; or assisting any representative of the Corporation in obtaining or retaining business for or with, or directing business to, any person; or (y) to any person in a manner which would constitute or have the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage. Neither the Corporation nor its subsidiary has and, to the knowledge of the Corporation no director, officer, employee, consultant, representative or agent of foregoing, has (i) conducted or initiated any review, audit, or internal investigation that concluded the Corporation or its subsidiary, or any director, officer, employee, consultant, representative or agent of the Corporation or its subsidiary violated such laws or committed any material wrongdoing, or (ii) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anti-corruption laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such laws, or received any notice, request, or citation from any person alleging noncompliance with any such laws;

(tt)	the operations of the Corporation and its subsidiary are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court of Governmental Authority or any arbitrator or non-Governmental Authority involving the Corporation or its subsidiary with respect to the Money Laundering Laws is to the knowledge of the Corporation pending or threatened;

(uu)	there are no claims or actions with respect to indigenous rights currently outstanding, or to the knowledge of the Corporation, threatened or pending, with respect to the Material Project. No land entitlement claims have been asserted and no legal actions relating to indigenous issues have been instituted with respect to the Material Project, and no dispute in respect of the Material Project or any of the material mineral projects of the Corporation with any local or indigenous group or other interest group exists or, to the knowledge of the Corporation, is threatened or imminent;

(vv)	the Corporation acknowledges that the Underwriters provide no representations, warranties or covenants with respect to: (i) the Offering; or (ii) any agreement or information provided by the Corporation to any Subscriber, whether express or implied or under any prior agreement or statement, other than the representations, warranties and covenants provided herein and in the Subscription Agreements and the Corporation hereby releases the Underwriters from any claims that may arise in respect of any such agreement or information given or statements made by the Corporation;

(ww)	the Corporation acknowledges that the Lead Underwriter shall, in its sole discretion and without notice to or consent of the Corporation, be entitled to assign its underwriting commitment under this Agreement to any “affiliate” or “subsidiary” (as such terms are defined in Rule 405 under the U.S. Securities Act) of Haywood Securities Inc.; and

(xx)	the Corporation makes no representation or warranty regarding any financial, operating or production projections, budgets or forward-looking information, except that such information has been prepared in good faith based on assumptions believed to be reasonable at the time made.

It is further agreed by the Corporation that all representations, warranties and covenants contained in this Agreement made by the Corporation to the Underwriters shall also be deemed to be made for the benefit of Subscribers as if the Subscribers were also parties to this Agreement (it being agreed that the Underwriters are acting for and on behalf of the Subscribers for this purpose).

5.	Covenants of the Corporation

The Corporation covenants with the Underwriters that:

(a)	prior to the Closing Time, the Corporation shall allow the Underwriters the opportunity to conduct required due diligence and to obtain, acting reasonably, satisfactory results from such due diligence and in particular, the Corporation shall allow the Underwriters and Underwriters’ Counsel to conduct all due diligence which the Underwriters may reasonably require in order to confirm the Documents and the Public Record are accurate, complete and current in all material respects and to fulfill the Underwriters’ obligations as a registrant and, in this regard, without limiting the scope of the due diligence inquiries that the Underwriters may conduct, the Corporation shall make available its senior management, directors and auditors to participate in one or more due diligence sessions (the “Due Diligence Sessions”) to answer in person any questions that the Underwriters may have, the first such Due Diligence Session to be held prior to the Closing Date;

(b)	if any of the facts or information underlying or supporting the statement provided in the Corporation’s Due Diligence Session Responses have changed, the Corporation shall provide the Lead Underwriter with prompt notice of the particulars of any such changes;

(c)	it will comply with all the obligations to be performed by it, and all of its covenants and agreements, under and pursuant to the Material Agreements;

(d)	during the period commencing on the date of this Agreement and ending at the Closing Time, it will promptly provide to the Underwriters, for review by the Underwriters and Underwriters’ Counsel, prior to filing or issuance of the same, any proposed public disclosure document, including without limitation, any financial statements of the Corporation, report to stockholders, information or proxy circular or any press release or material change report and any press release issued by the Corporation concerning the Offered Securities; provided that failure to provide draft routine filings not relating to the Offering shall not constitute a breach if promptly provided upon request;

(e)	during the period commencing as of the date of this Agreement and ending as of the Closing Time any press release issued by the Corporation concerning the Offered Securities is to include the following or substantially similar legend: “NOT FOR DISTRIBUTION TO UNITED STATES NEWSWIRE SERVICES OR FOR DISSEMINATION IN THE UNITED STATES,” or shall comply with the requirements of Rule 135c under the U.S. Securities Act;

(f)	during the period commencing on the date of this Agreement and ending at the Closing Time, promptly notify the Underwriters in writing of any of the representations or warranties made by the Corporation in this Agreement being no longer true and correct;

(g)	during the period commencing on the date of this Agreement and ending on the Closing Time, the Corporation will promptly inform the Underwriters of the full particulars of any material change (actual, anticipated, contemplated or threatened) in the business, affairs, operations, capital or condition (financial or otherwise) of the Corporation or its properties or assets; provided, however, that if the Corporation is uncertain as to whether a material change, occurrence or event of the nature referred to in this Section 5(g) has occurred, the Corporation shall promptly inform the Lead Underwriters of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Lead Underwriters as to whether the occurrence is of such a nature;

(h)	for a period of two years following the Closing Date, use commercially reasonable efforts to maintain its status as a “reporting issuer” or the equivalent not in default in each of the Reporting Jurisdictions, provided that this covenant shall not prevent the Corporation from completing any transaction which would result in the Corporation ceasing to be a “reporting issuer” so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada and/or the United States, or cash, or the holders of Common Shares have approved the transaction in accordance with the requirements of applicable corporate and Securities Laws ;

(i)	for a period of two years following the Closing Date, use commercially reasonable efforts to maintain its listing on the TSXV, or on such other recognized stock exchange provided that this covenant shall not prevent the Corporation from completing any transaction which would result in the Corporation ceasing to be so listed so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada and/or the United States, or cash, or the holders of Common Shares have approved the transaction in accordance with the requirements of applicable corporate and Securities Laws;

(j)	during the period commencing on the date of this Agreement and ending at the Closing Time, the Corporation will promptly inform the Underwriters of the receipt by the Corporation of (i) any communication of a material nature from any Securities Commission or similar regulatory authority, any stock exchange or any other Governmental Authority relating to the Corporation or the distribution of the Offered Securities, and (ii) the issuance by any Securities Commission or similar regulatory authority, any stock exchange or any other Governmental Authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose;

(k)	the Corporation will promptly, and in any event within any applicable time limitation, comply to the reasonable satisfaction of the Underwriters and Underwriters’ Counsel with Applicable Securities Laws of the Selling Jurisdictions in which it is a reporting issuer with respect to any material change, occurrence or event of the nature referred to in Sections 5(f) and 5(g);

(l)	the Corporation will use the net proceeds from the Offering to advance the construction of the Material Project and move it to commercial production and for general working capital purposes;

(m)	as soon as reasonably possible, and in any event by the Closing Date, the Corporation shall take all such steps as may reasonably be necessary to enable the Offered Securities to be offered for sale and sold on a private placement basis to Subscribers in the Selling Jurisdictions through the Underwriters or any other investment dealers or brokers registered in any of the Selling Jurisdictions by way of the exemptions set forth in Applicable Securities Laws of each of the Selling Jurisdictions;

(n)	use its commercially reasonable efforts to obtain any necessary regulatory approvals from the TSXV in connection with the sale of the Offered Securities hereunder, including the conditional approval for the Offering by the TSXV necessary for the consummation of the transactions contemplated herein on such conditions as are acceptable to the Underwriters and the Corporation, each acting reasonably;

(o)	cause the Unit Shares and Warrant Shares to, upon issuance, be duly issued as fully paid and non-assessable Common Shares (subject to receipt of the applicable purchase price therefore), and shall cause the Offered Securities to have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreements;

(p)	ensure that the Compensation Options shall be duly and validly created, authorized and issued and shall have the attributes corresponding to the description thereof set forth in this Agreement and the Compensation Option Certificates;

(q)	ensure that at all times prior to the expiry of the Compensation Options, sufficient Compensation Option Shares are allotted and reserved for issuance upon the due and proper exercise of the Compensation Options. The Compensation Option Shares, upon issuance in accordance with the terms of the Compensation Option Certificates, and when paid for, shall be duly issued as fully paid and non-assessable Common Shares and shall have the attributes corresponding to the description thereof set forth in this Agreement and the Compensation Option Certificates;

(r)	not take any action so as to require the filing of a prospectus with respect to the Offering; and

(s)	the Corporation will use its commercially reasonable efforts to cause each of the directors and officers of the Corporation who are directors and officers effective as of the Closing Date to enter into lock-up agreements in a form satisfactory to the Corporation and the Lead Underwriter, each acting reasonably, pursuant to which the director and/or officer agrees that such director and/or officer shall not, directly or indirectly, without the prior written consent of the Lead Underwriter, such consent not to be unreasonably withheld, delayed or conditioned, sell, offer to sell, grant any option, warrant or other right for the sale of, or otherwise lend, transfer, assign or dispose of (including without limitation by making any short sale, engaging in any hedging, monetization or derivative transaction or entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or other securities of the Corporation or securities convertible into, exchangeable for, or otherwise exercisable into Common Shares or other securities of the Corporation, whether or not cash settled) any Common Shares or other securities of the Corporation, or any securities convertible into, exchangeable for, or otherwise exercisable into Common Shares or other securities of the Corporation, whether now owned directly or indirectly, or under their control or direction, or with respect to which each has beneficial ownership, or agree to do any of the foregoing or publicly announce any intention to do any of the foregoing, other than in accordance with certain permitted transfers or transactions as further described in the lock-up agreements, for a period of 120 days following Closing.

6.	Conditions to the Subscribers’ Obligation to Purchase

The obligations of the Underwriters under this Agreement and the obligations of the Subscribers under the Subscription Agreements shall be conditional upon the Underwriters receiving, and the Underwriters shall have the right on behalf of Subscribers for Offered Securities to withdraw all Subscription Agreements delivered and not previously withdrawn by Subscribers unless the Underwriters receive, on the Closing Date:

(a)	a favourable legal opinion dated the Closing Date from Corporation’s Counsel, in form and substance satisfactory to the Lead Underwriter, acting reasonably, together with corresponding opinions (where relevant) of local counsel to the Corporation in relation to the laws of the Selling Jurisdictions in Canada and the United States in which the Offered Securities are sold and on which Corporation’s Counsel is not qualified to express opinions (which includes, for greater certainty, an opinion of the Corporation’s U.S. counsel, addressed to the Underwriters, in form and substance reasonably satisfactory to the Lead Underwriter, to the effect that no registration is required under the U.S. Securities Act, in connection with the offer and sale of the Units), which opinions shall be given with respect to the following matters:

(i)	as to the validity and good standing of the Corporation under the laws of Nevada, and as to the Corporation having the requisite corporate power and capacity to carry on its business as presently carried on and to own its properties and assets;

(ii)	as to the validity and good standing of the subsidiary under the laws of Idaho, and as to the subsidiary having the requisite corporate power and capacity to carry on its business as presently carried on and to own its properties and assets;

(iii)	the Corporation is a “reporting issuer” not included on the list of issuers in default in the provinces of British Columbia, Alberta, and Ontario;

(iv)	as to the authorized and issued capital of the Corporation and its subsidiary and with respect to the subsidiary, the ownership thereof;

(v)	as to the corporate power and authority of the Corporation to execute, deliver and perform its obligations under the Material Agreements and to issue the Unit Shares, Warrants, Compensation Options, Warrant Shares and Compensation Option Shares;

(vi)	each of the Material Agreements have been duly authorized, executed and delivered by the Corporation and constitute a valid and legally binding obligation of the Corporation enforceable against it in accordance with their respective terms, subject to customary bankruptcy and equitable principles qualifications;

(vii)	the execution and delivery of the Material Agreements and the performance by the Corporation of its obligations hereunder and thereunder, and the sale or issuance of the Unit Shares, Warrants, Compensation Options, Warrant Shares and Compensation Option Shares do not violate any provision of the Articles of Incorporation or Bylaws, or any provision of any applicable federal or state law, rule or regulation known to us to be customarily applicable to transactions of this nature;

(viii)	the Unit Shares upon receipt of the Corporation of payment in full therefor, have been duly authorized, and validly issued as fully paid and non-assessable Common Shares;

(ix)	the Warrants, upon receipt of the Corporation of payment in full therefor, have been duly and validly created, authorized and issued;

(x)	the Warrant Shares have been authorized and allotted for issuance and, upon the due exercise of the Warrants and in accordance with the provisions of the Warrant Indenture or Warrant Certificate (as applicable), and, when issued and delivered by Bunker Hill pursuant to the Warrant Indenture or Warrant Certificate (as applicable) against payment of the consideration set forth therein, will be validly issued as fully paid and non-assessable Common Shares;

(xi)	the Compensation Options upon receipt of the Corporation of payment in full therefor, have been duly and validly created, authorized and issued;

(xii)	the Compensation Option Shares have been authorized and allotted for issuance and, upon the due exercise of the Compensation Options and in accordance with the provisions of the Compensation Option Certificates, the Compensation Option Shares will be validly issued as fully paid and non-assessable Common Shares;

(xiii)	no prospectus is required nor are any other documents, proceedings or approvals, permits, consents or authorizations of regulatory authorities required to be filed, taken or obtained (other than those which have been filed, taken or obtained) under Applicable Securities Laws to permit the issuance of (A) the Unit Shares and Warrants comprising the Units; (B) the Warrant Shares issuable upon exercise of the Warrants, provided that, in the case of the Warrant Shares, the Warrants are exercised in accordance with the terms of the Warrant Indenture or Warrant Certificate (as applicable); (C) the Compensation Options; and (D) the Compensation Option Shares issuable upon exercise of the Compensation Options, provided that, in the case of the Compensation Option Shares, the Compensation Options are exercised in accordance with the terms of the Compensation Option Certificate;

(xiv)	The first trade by a Subscriber or Underwriter (as applicable) of the Unit Shares, the Warrants, the Warrant Shares, the Compensation Options and the Compensation Option Shares will be, as applicable, a distribution subject to the prospectus requirements of the Canadian Securities Laws unless:

(A)	at the time of such trade, the Corporation is and has been a “reporting issuer” (within the meaning of Applicable Securities Laws) in a “jurisdiction of Canada” (as defined in National Instrument 14-101 – Definitions (“NI 14-101”)) for the four months immediately preceding the trade;

(B)	at the time of such trade, at least four months have elapsed from the “distribution date” (as defined in section 1.1 of National Instrument 45-102 – Resale of Securities (“NI 45-102”)) of the Units;

(C)	the certificates representing the Unit Shares, the Warrants, the Warrant Shares, the Compensation Options, and the Compensation Option Shares were issued within four months from the “distribution date”, the certificates representing the Unit Shares, the Warrants, the Warrant Shares, the Compensation Options, and the Compensation Option Shares, as applicable, are endorsed with the legend required by subsection 2.5(2)3(i) of NI 45-102 (as applicable), or, if the circumstances in subsection 2.5(2)3.1 of NI 45-102 apply, the purchaser received written notice containing the legend restriction notation set out in subsection 2.5(2)3(i) of NI 45-102;

(D)	the trade is not a “control distribution” (as defined in section 1.1 of NI 45-102);

(E)	no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade (within the meaning of Canadian Securities Laws);

(F)	no extraordinary commission or consideration is paid to a person or company in respect of the trade (within the meaning of Canadian Securities Laws); and

(G)	if the selling security holder is an “insider” or “officer” of the Corporation (within the meaning of Canadian Securities Laws), such selling security holder has no reasonable grounds to believe that the Corporation is in default of “securities legislation” (as defined in NI 14-101); and

(xv)	Computershare Investor Services Inc. has been duly appointed as the transfer agent and registrar for the Common Shares and Computershare Trust Company of Canada has been duly appointed by the Corporation as the warrant agent under the Warrant Indenture.

(b)	a favourable title opinion (in customary form) dated the Closing Date from the Corporation’s Idaho counsel regarding the Material Project, in form and substance satisfactory to the Lead Underwriter, acting reasonably;

(c)	a certificate of the Corporation dated the Closing Date, addressed to the Underwriters and signed on the Corporation’s behalf by its Chief Executive Officer or such other officer or director of the Corporation satisfactory to the Lead Underwriter, acting reasonably, with respect to the constating documents of the Corporation, all resolutions of the board of directors of the Corporation relating to this Agreement and the incumbency and specimen signatures of signing officers of the Corporation and such other matters as the Lead Underwriter may reasonably request;

(d)	a certificate of the Corporation dated the Closing Date, addressed to the Underwriters and signed on the Corporation’s behalf by its Chief Executive Officer or such other officer or director of the Corporation satisfactory to the Lead Underwriter, acting reasonably, certifying that:

(i)	the Corporation has complied with and satisfied all terms and conditions of this Agreement and the Subscription Agreements on its part to be complied with or satisfied at or prior to the Closing Time;

(ii)	the representations and warranties of the Corporation contained in this Agreement are true and correct at the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement;

(iii)	the Due Diligence Session Responses provided by the Corporation at the Due Diligence Session are true and correct and would not be different in any material respect if the Due Diligence Session were held immediately prior to the Closing Time;

(iv)	the Corporation has taken all necessary corporate action and has made and/or obtained on or prior to the Closing Time, all necessary filings, approvals, consents and acceptances of applicable regulatory authorities and under any applicable agreement or document to which the Corporation is a party or by which it is bound, required for the execution and delivery of this Agreement and the Subscription Agreements, the offering and sale of the Offered Securities, the distribution of the Compensation Options, and the consummation of the other transactions contemplated by this Agreement (subject to completion of filings with certain regulatory authorities following the Closing Date); and

(v)	no order, ruling or determination having the effect of suspending the sale or cease trading of the Common Shares or any other securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officer of the Corporation, contemplated or threatened under any Applicable Securities Laws or by any other regulatory authority;

(e)	evidence that the issuance of the Unit Shares, Warrants, Compensation Options, Warrant Shares and Compensation Option Shares and the listing of the Unit Shares, Warrant Shares and Compensation Option Shares have been conditionally accepted by the TSXV;

(f)	the Subscription Agreements, the Warrant Indenture and the Warrant Certificates (if any), in the form and substance satisfactory to the Underwriters and Underwriters’ Counsel, acting reasonably, duly executed and delivered by the Corporation and in respect of the Warrant Indenture and Warrant Certificates, countersigned and/or authenticated by Computershare Trust Company of Canada, as warrant agent, as applicable;

(g)	executed Compensation Option Certificates, in the form and substance satisfactory to the Underwriters and Underwriters’ counsel, acting reasonably;

(h)	executed lock-up agreements from each director and executive officer of the Corporation in favour of the Underwriters in a form satisfactory to the Lead Underwriter as required pursuant to Section 5(s) of this Agreement; and

(i)	the Lead Underwriter being satisfied, in its sole discretion, with the results of its due diligence review.

The foregoing conditions contained in this Section 6(a), (b), (c) and (d) are for the sole benefit of the Underwriters and may be waived in whole or in part by the Lead Underwriter, on its own behalf and on behalf of the other Underwriter, at any time and without limitation. If any of the foregoing conditions have not been met at each Closing Time, the Underwriters may terminate their obligations under this Agreement without prejudice to any other remedies it may have and the Underwriters shall have the right on behalf of the Subscribers to withdraw all Subscription Agreements delivered and not previously withdrawn by Subscribers.

7.	Deliveries and Underwriters’ Fee

The sale of the Offered Securities shall be completed at the Closing Time at the offices of Corporation’s Counsel in Vancouver, British Columbia, or at such other place as the Corporation and the Lead Underwriter may agree (including via electronic exchange of documents). At the Closing Time, the Corporation shall deliver to the Underwriters:

(a)	the opinions, certificates and agreements referred to in Section 6 and all other documents required to be provided by the Corporation to the Underwriters pursuant to this Agreement and the Subscription Agreements;

(b)	physical certificates or direct registration statements representing the Unit Shares and the Warrants, in such name or names as the Lead Underwriter, on its own behalf and on behalf of the other Underwriter, may direct the Corporation in writing not less than 24 hours prior to the Closing Time;

(c)	the Corporation’s receipt for payment by the Underwriters of an amount equal to the aggregate purchase price for the Offered Securities sold pursuant to the Offering, less an amount equal to the Underwriters’ Fee and the costs and expenses of the Underwriters provided for in Section 8;

(d)	the Compensation Option Certificates; and

(e)	such further documentation as may be contemplated by this Agreement or as Underwriters’ Counsel or the applicable regulatory authorities may reasonably require;

against:

(f)	all duly completed Subscription Agreements tendered by the Subscribers for the Offered Securities being issued and sold and, where applicable, all completed forms, schedules and certificates contemplated by the Subscription Agreements;

(g)	a wire transfer of immediately available funds in an amount equal to the aggregate purchase price for the Offered Securities sold pursuant to the Offering, less an amount equal to the Underwriters’ Fee and the costs and expenses of the Underwriters provided for in Section 8; and

(h)	the Underwriters’ receipt for the Underwriters’ Fee and the Compensation Option Certificates.

8.	Expenses

Whether or not the transactions contemplated by this Agreement shall be completed, all expenses of or incidental to the issue, sale and delivery of the Offered Securities and all expenses of or incidental to all other matters in connection with the Offering shall be borne by the Corporation, including, without limitation, all fees and disbursements of all legal counsel to the Corporation (including U.S., foreign and local counsel), all fees and disbursements of the Corporation’s accountants and auditors, all expenses related to road shows and marketing activities, all printing costs incurred in connection with the Offering, including certificates, if any, representing the Offered Securities, all filing fees, all fees and expenses relating to listing the Offered Securities on any exchanges, all fees and expenses of the Corporation’s road show consultants, all transfer agent and warrant agent fees and expenses, all reasonable out-of-pocket expenses of the Underwriters incurred in connection with the offering of the Offered Securities, including without limitation the fees and disbursements of Underwriters’ Counsel, up to a maximum of $100,000, exclusive of taxes, disbursements and U.S. counsel, and any advertising, printing, courier, telecommunications, data search, presentation, travel and other expenses incurred by the Underwriters, together with all related taxes (including, without limitation, provincial sales taxes and GST (as defined below)).

For the avoidance of doubt, the services provided by the Underwriters in connection with this Agreement will not be subject to the Goods and Services Tax or Harmonized Sales Tax (“GST”) provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided. However, in the event that the Canada Revenue Agency determines that GST provided for in the Excise Tax Act (Canada) is exigible on the Underwriters’ Fee, the Corporation agrees to pay the amount of GST forthwith upon the request of the Lead Underwriter.

9.	Restriction on Offerings

During the period beginning on the Closing Date and ending on the date which is 120 days following the Closing Date, the Corporation will not, directly or indirectly, without the prior written consent of the Lead Underwriter, on behalf of the Underwriters, such consent not to be unreasonably withheld or delayed, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or enter into any derivative transaction that has the effect of any of the foregoing (or agree to or announce any intention to do any of the foregoing) any additional Common Shares, or any warrants, options or other securities convertible into or exchangeable for Common Shares, other than issuances pursuant to (i) the exercise of the Warrants, Compensation Options and the Underwriters’ Option; (ii) existing director or employee stock options, bonus or purchase plans or similar share or equity-linked compensation arrangements outstanding as of the date hereof as detailed in the Corporation’s most recently filed proxy statement; (iii) the exercise of convertible securities, warrants or options outstanding prior to the date hereof, or upon the payment of interest under any convertible securities, loan agreements or other debt instruments; or (iv) in connection with any acquisition by the Corporation or its subsidiary outstanding prior to the date hereof or proximal to the Material Project.

10.	Rights of Termination

(a)	The Underwriters (or either one of them) shall be entitled to terminate and cancel their (or its) obligations hereunder by written notice to that effect given to the Corporation on or before Closing if at any time prior to the Closing:

(i)	Proceedings. Any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is instituted, announced or threatened or any order is issued by any Governmental Authority, including, without limitation, the TSXV, or otherwise in respect of the Corporation or any of its directors or officers (other than an inquiry, investigation, proceeding or order based upon the activities or alleged activities of the Underwriters); or there is any change of law, or the interpretation or administration thereof; or any order to cease trading (including communicating with persons in order to obtain expressions of interest) in the securities of the Corporation is made by a Governmental Authority and that order is still in effect, which in the reasonable opinion of the Underwriters operates to prevent or restrict the trading in the Common Shares (including the Unit Shares and the Warrant Shares) or the distribution of the Offered Securities or which, in the reasonable opinion of either Underwriter, acting in good faith, could be expected to have a Material Adverse Effect on the market price or value of the Offered Securities.

(ii)	Material Adverse Change Out. There shall be any material change in the assets, business, affairs, financial condition, results of operations, capital, or prospects of the Corporation or the subsidiary on a consolidated basis, or there should be discovered any previously undisclosed material fact or circumstance or there should occur a change in any material fact relating to the Corporation and/or the subsidiary, which in any case, in the sole opinion of such Underwriter, acting reasonably, has or would be expected to have a Material Adverse Effect on the market price or value of any of the securities of the Corporation, including the Offered Securities.

(iii)	Disaster Out. There should develop, occur or come into effect or existence any event, action, state, or condition or any action, law or regulation, inquiry, including, without limitation, accident, pandemic, any outbreak or escalation of war, hostilities or terrorism (including but not limited to any material escalation of the ongoing Israeli-Hamas conflict and/or of the Russian Federation’s invasion of Ukraine after the date hereof), natural disaster, public protest or major financial, political or economic occurrence of national or international consequence, or any action, government, law, regulation, inquiry or other occurrence of any nature, which, in the reasonable opinion of the Underwriters, seriously adversely affects or involves, or may seriously adversely affect or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Corporation or marketability of the Units.

(iv)	Breach. The Corporation is in breach of any material term, condition or covenant of this Agreement, any of the representations or warranties given by the Corporation in this Agreement is false or becomes false, or the purchase and sale of the USD Units does not close under the Offering.

(v)	Mutual Agreement. Both the Lead Underwriter and the Corporation mutually agree to terminate this Agreement.

(b)	The rights of termination contained in this Section 10 (other than Section 10(a)(v)) may be exercised by any one Underwriter and are in addition to any other rights or remedies such Underwriter may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of such terminating Underwriter to the Corporation or on the part of the Corporation to such Underwriter, except in respect of any liability which may have arisen prior to or arise after such termination under Sections 8, 11, 12 and 13.

11.	Indemnity

(a)	The Corporation hereby agrees to indemnify and hold harmless the Underwriters, each of the associates and affiliates of the Underwriters and each of the officers, directors, employees, shareholders, partners, advisors and agents of the Underwriters and of each of the associates and affiliates of the Underwriters (such officers, directors, employees, shareholders, partners, advisors and agents are hereinafter collectively referred to as the “Personnel” and the Underwriters, the associates and affiliates of the Underwriters and the Personnel are collectively referred to as the “Indemnified Persons” and individually as an “Indemnified Person”) from and against any and all expenses, costs, losses, claims, actions, payments, damages and liabilities (including the aggregate amount paid in settlement of any litigation, action, suit, proceeding, claim or investigation (each an “Action”) and the reasonable fees and expenses of counsel that may be incurred in respect of receiving advice in connection with, or in investigating, defending or settling, any Action) of whatsoever nature or kind, joint or several, to which any Indemnified Person may become subject or otherwise involved in any capacity under statute or common law or otherwise by reason of, in connection with, or insofar as such expense, cost, loss, claim, action, payment, damage or liability is caused by, results from, arises out of or is based upon, directly or indirectly, the engagement of the Underwriters hereunder, the provision of services by the Underwriters hereunder or otherwise in connection with any matter referred to in, or related to, this Agreement; provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall have determined that:

(i)	the Indemnified Person has been grossly negligent or dishonest, has been guilty of willful misconduct or has committed a fraudulent act in the course of rendering such services or has materially breached this Agreement; and

(ii)	the expense, cost, loss, claim, action, payment, damage or liability in respect of which indemnification is claimed was directly caused or occasioned by the gross negligence, dishonesty, willful misconduct, fraud or material breach referred to in clause (i) above.

(b)	If for any reason (other than the occurrence of any of the events referred to in clause (i) above), the foregoing indemnification is unavailable to an Indemnified Person or, while available, is insufficient to hold such Indemnified Person harmless, then the Corporation shall contribute to the amount paid or payable by such Indemnified Person as a result of such expense, cost, loss, claim, action, payment, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Indemnified Person on the other hand but also the relative degrees of fault of the Corporation and the Indemnified Person, as well as any other relevant equitable considerations, provided that in any event the Corporation shall contribute to the amount paid or payable by the Indemnified Person as a result of such expense, cost, loss, claim, action, payment, damage or liability any excess of such amount over the amount of the fees actually received by the Indemnified Person from the Corporation hereunder. Subject to the exceptions outlined in (i) and (ii) above, the Corporation hereby agrees that no Indemnified Person shall have any liability to the Corporation or any associate or affiliate thereof or to any of the officers, directors, holders of securities or creditors of the Corporation or of any associate or affiliate thereof in respect of any Action and hereby waives any right to contribution which the Corporation may have against any Indemnified Person from the Corporation. The Corporation hereby waives any right which the Corporation may have of first requiring any Indemnified Person to proceed or enforce any right, power, remedy or security or to claim payment from any other person before claiming under the indemnity provided under this Section 11.

(c)	In case any Action is brought against an Indemnified Person or an Indemnified Person has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Corporation, the Indemnified Person will give the Corporation prompt written notice of any such Action of which the Indemnified Person has knowledge and the Corporation will undertake the investigation and defense thereof on behalf of the Indemnified Person, including the prompt employment of counsel acceptable to the Indemnified Persons affected and the payment of all expenses. The omission to so notify the Corporation shall not relieve the Corporation of any liability which the Corporation may have to any Indemnified Person hereunder provided that any such delay in or failure to give notice as herein required does not materially prejudice the defense of the Action and does not result in any material increase in the liability which the Corporation would otherwise have under the indemnity contained herein had the Indemnified Person not so delayed in giving, or failing to give, the notice herein required.

(d)	No admission of liability nor settlement, compromise or termination of any Action shall be made without the Corporation’s consent and the consent of the Indemnified Persons affected, such consents not to be unreasonably withheld, delayed or conditioned. Notwithstanding that the Corporation will undertake the investigation and defense of any Action, an Indemnified Person will have the right to employ separate counsel with respect to any Action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Person unless:

(i)	the payment of such expenses has been authorized in writing by the Corporation;

(ii)	the Corporation has not assumed the defense of the Action within a reasonable period of time after receiving notice of the Action;

(iii)	the named parties to any such Action include both the Corporation and the Indemnified Person and the Indemnified Person shall have been advised by counsel to the Indemnified Person in writing that there is a conflict of interest between the Corporation and the Indemnified Person; or

(iv)	there are one or more defenses available to the Indemnified Person which are different from or in addition to those available to the Corporation;

in which case such fees and expenses of such counsel to the Indemnified Person will be for the Corporation’s account. The rights accorded to the Indemnified Persons hereunder shall be in addition to any rights an Indemnified Person may have at common law or otherwise.

(e)	The Corporation hereby acknowledges that the Lead Underwriter acts as trustee for all of the other Indemnified Persons of the covenants and obligations of the Corporation contained in this Section 11 with respect to such Indemnified Persons and the Lead Underwriter hereby accepts such trust and agrees to hold such covenants and obligations on behalf of itself and the other Indemnified Persons.

(f)	The indemnity and contribution obligations of the Corporation contained herein shall be in addition to, and not in substitution for, any liability which the Corporation may otherwise have, shall extend upon the same terms and conditions to all Indemnified Persons and shall be binding upon and enure to the benefit of the respective successors and assigns of the Corporation and of each of the Indemnified Persons, as the case may be.

(g)	The indemnity provided in this Section 11 shall not be limited to or otherwise affected by any other indemnity obtained from any other person in respect of any matter specified in this Agreement and shall continue in full force and effect until all possible liability arising out of the transactions contemplated by this Agreement has been extinguished by operation of law, provided, however, that no Indemnified Person shall be entitled to “double recovery” in respect of any Action.

12.	Obligations of the Underwriters to be Several

The sale of the Units in connection with the Offering shall be as to the following percentages:

Underwriter	Syndicate Position
Haywood Securities Inc.	90.0%
BMO Nesbitt Burns Inc.	10.0%

If any one of the Underwriters shall not complete the purchase and sale of its applicable percentage of the aggregate amount of the Units at the Closing Time for any reason whatsoever, the other Underwriter shall have the right, but shall not be obligated, to purchase the Units which would otherwise have been purchased by the Underwriter which fails to purchase. If, with respect to the Units, the non-defaulting Underwriter elects not to exercise such rights to assume the entire obligations of the defaulting Underwriter, then the Corporation shall have the right to terminate its obligations hereunder without liability except in respect of its indemnity and expense obligations in respect of the non-defaulting Underwriter. Nothing in this Section 12 shall oblige the Corporation to sell to the Underwriters less than all of the Units or shall relieve an Underwriter in default hereunder from liability to the Corporation.

13.	Action by Underwriters

All steps which must or may be taken by the Underwriters in connection with this Agreement, with the exception of the matters relating to termination contemplated by Section 10 or matters relating to indemnity and contribution contemplated by Section 11, may be taken by the Lead Underwriter, on behalf of itself and the other Underwriter, and the execution and delivery of this Agreement by the Corporation and the Underwriters shall constitute the Corporation’s authority for accepting any notice, request, direction, certificate, consent or other communication from the Lead Underwriter and for delivering the Units to, or to the order of, the Lead Underwriter. The Lead Underwriter agrees to consult with the other Underwriter with respect to all material matters. The rights and obligations of the Underwriters under this Agreement shall be several and not joint nor joint and several.

14.	Advertisements

The Corporation acknowledges that the Underwriters shall have the right, subject always to Section 2(e), to place such advertisement or advertisements relating to the Offering contemplated herein as the Underwriters may consider desirable or appropriate and as may be permitted by applicable law, including Applicable Securities Laws. The Corporation and the Underwriters each agree that they will not make or publish any advertisement in any media whatsoever relating to, or otherwise publicize, the transaction provided for herein so as to result in any exemption from the prospectus and registration requirements of applicable securities legislation in any of the provinces and territories of Canada or the United States in which the Units shall be offered or sold not being available.

15.	Survival of Representations and Warranties

The indemnities, agreements, representations, warranties and other statements of the Corporation, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results of any investigation) made by or on behalf of the Underwriters and shall survive delivery of and payment for the Offered Securities and the subsequent disposition of the Offered Securities by the Underwriters or the termination of the Underwriters’ obligations under this Agreement for a period of three years following the Closing Date, other than the representations and warranties relating to any tax matters which shall survive until the 90th day following the date upon which the liability to which any such tax matter may relate is barred by all applicable laws. The agreements, representations, warranties and other statements of the Underwriters as set forth in this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results of any investigation) made by or on behalf of the Underwriters and shall survive in full force and effect for the benefit of the Corporation for a period of three years following the Closing Date.

16.	Entire Agreement

This Agreement constitutes the only agreement between the parties with respect to the Offering and shall supersede any and all prior negotiations and understandings, including, without limitation, the Letter Agreement; provided, however, that Section 17 of the Letter Agreement shall survive the execution of this Agreement. This Agreement may be amended or modified in any respect by written instrument only.

17.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

18.	Time

Time is of the essence in the performance of the parties’ respective obligations under this Agreement.

19.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

20.	Notice

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

If to the Corporation, addressed and sent to:

Bunker Hill Mining Corp.

300 - 1055 West Hastings Street

Vancouver, British Columbia V6E 2E9

Attention:	Sam Ash, Chief Executive Officer and Director
Email:	[***]

In case of any notice to the Corporation, with a copy to:

Blakes, Cassels & Graydon LLP

1133 Melville Street

Suite 3500, The Stack

Vancouver, British Columbia V6E 4E5

Attention:	Jamie Kariya
Email:	[***]

If to the Underwriters, addressed and sent to the Lead Underwriter:

Haywood Securities Inc.

181 Bay Street, Suite 2910

Toronto, Ontario M5J 2T3

Attention:	Ryan Matthiesen, Managing Director
Email:	[***]

In case of any notice to the Underwriters, with a copy to:

Bennett Jones LLP

100 King Street West, Suite 3400

Toronto, Ontario M5X 1A4

Attention:	Andrew Disipio
Email:	[***]

or to such other address as any of the parties to this Agreement may designate by giving notice to the others in accordance with this Section 20. Each notice shall be personally delivered to the addressee or sent by email to the addressee. A notice which is personally delivered or delivered by email shall, if delivered prior to 5:00 p.m. (Toronto time) on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered.

21.	Underwriters as Trustee

The Corporation acknowledges and agrees that it is the intention of the parties to this Agreement and the Corporation hereby constitutes the Underwriters as trustees for each of the Subscribers in respect of each of the covenants, agreements and representations and warranties of the Corporation contained in this Agreement and the Underwriters shall be entitled, as trustee, in addition to any rights of the Subscribers, to enforce such covenants, agreements and representations and warranties on behalf of the Subscribers.

22.	No Fiduciary Duty

The Corporation acknowledges and agrees that: (i) the purchase and sale of the Units pursuant to this Agreement, including the determination of the subscription price of the Units and any related discounts and commissions, is an arm’s length commercial transaction between the Corporation, on the one hand, and the Underwriters, on the other hand; (ii) in connection with the Offering contemplated hereby and the process leading to such transaction, the Underwriters are and have been acting solely as principals and are not the agents or fiduciaries of the Corporation or its shareholders, creditors, employees or any other party; (iii) the Underwriters have not assumed and will not assume an advisory or fiduciary responsibility in favour of the Corporation with respect to the Offering or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Corporation on other matters) and the Underwriters do not have any obligations to the Corporation with respect to the Offering except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

23.	Registration Statement

(a)	The Corporation shall, as promptly as reasonably practicable and in any event no later than 30 days after the Closing Date (the “Filing Deadline”), prepare and file with the SEC an initial Registration Statement (the “Initial Registration Statement”) covering the resale of all Registrable Securities. Before filing the Registration Statement, the Corporation shall furnish to the Underwriters and to Underwriters’ Counsel a copy of the Registration Statement. The Underwriters and Underwriters’ Counsel shall be afforded a reasonable opportunity to review solely those portions of the Registration Statement and Prospectus that relate to the plan of distribution and selling securityholder information concerning the Subscribers, and the Corporation shall consider in good faith any reasonable comments thereto. Such Registration Statement also shall cover, to the extent allowable under the U.S. Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional Common Shares resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Corporation shall use commercially reasonable efforts to address in each such document prior to being so filed with the SEC such comments as are reasonably proposed by the Underwriters or Underwriters’ Counsel.

(b)	The Corporation shall use commercially reasonable efforts to have the Initial Registration Statement and any amendment thereto declared effective by the SEC at the earliest possible date but no later than the earlier of (i) the 75th calendar day following the initial filing date of the Initial Registration Statement if the Corporation is notified by the SEC that the Initial Registration Statement will be “reviewed” and (ii) the fifth Business Day after the date the Corporation is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Corporation shall notify the Underwriters by e-mail as promptly as practicable after the Registration Statement or any amendment thereto is declared effective or any Prospectus supplement is filed or the Registration Statement or Prospectus is otherwise supplemented. The Corporation shall use commercially reasonable efforts to keep a Registration Statement continuously effective pursuant to Rule 415 promulgated under the U.S. Securities Act and available for the resale of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (A) the date on which the Subscribers shall have resold all the Registrable Securities covered thereby; and (B) the date on which all Registrable Securities may be resold by the Subscribers without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Corporation to be in compliance with the current public information requirement under Rule 144 under the U.S. Securities Act or any other rule of similar effect (as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Corporation’s transfer agent or registrar) (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, the Corporation may suspend the use of the Registration Statement and Prospectus for up to 60 days in any 12-month period (and not more than 30 consecutive days) if the board of directors of the Corporation determines in good faith that continued use would (1) require disclosure of material non-public information that would be materially detrimental to the Corporation or (2) materially interfere with a pending material transaction.

(c)	If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in any Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the U.S. Securities Act (provided, however, the Corporation shall be obligated to use commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities), the Corporation shall (i) promptly notify the Underwriters and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415. In the event that, despite the Corporation’s commercially reasonable efforts and compliance with the terms of this Section 23(c), the SEC refuses to alter its position, the Corporation shall (A) remove from such Registration Statement such portion of the Registrable Securities (the “Cut-back Shares”) and/or (B) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Corporation’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”). Any Cut-back Shares pursuant to this Section 23(c) shall be allocated among the Subscribers on a pro rata basis, unless the SEC Restrictions otherwise require or provide.

(d)	The Corporation shall use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as practicable. The Corporation shall advise the Underwriters promptly and shall confirm such advice in writing, in each case: (A) of the Corporation’s receipt of notice of any request by the SEC or any other federal or state governmental authority for amendment of or a supplement to any Registration Statement or Prospectus or for any additional information; (B) of the Corporation’s receipt of notice of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, or of the Corporation’s receipt of any notification of the suspension of qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (C) of the Corporation becoming aware of the happening of any event, which makes any statement of a material fact made in any Registration Statement or any Prospectus untrue or which requires the making of any additions to or changes to the statements then made in any Registration Statement or any Prospectus in order to state a material fact required by the U.S. Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend any Registration Statement or any Prospectus to comply with the U.S. Securities Act or any other law. The Corporation shall not be required to disclose to the Underwriters the substance of the specific reasons of any of the events set forth in each of clauses (A) to (C) of the immediately preceding sentence, (each, a “Suspension Event”), but rather, shall only be required to disclose that the event has occurred. If at any time the SEC, or any other federal or state governmental authority issues any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, the Corporation shall use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest practicable time. The Corporation shall furnish to the Underwriters, without charge, a copy of any correspondence from the SEC or the staff of the SEC, or any other federal or state governmental authority to the Corporation or its representatives relating to any Registration Statement, Prospectus, or Prospectus supplement as the case may be. In the event of a Suspension Event set forth in clause (C) above, the Corporation will use its commercially reasonable efforts to publicly disclose such event as soon as reasonably practicable, or otherwise resolve the matter such that sales under the Registration Statement may resume; provided, however, that if the Corporation has a bona fide business purpose for not making such information public, the Corporation may suspend the use of the Registration Statement, Prospectus and Prospectus supplement for up to 60 days in any 12-month period (and not more than 30 consecutive days).

(e)	The Corporation shall prepare and file with the SEC any amendments, post-effective amendments or supplements to any Registration Statement or Prospectus, as applicable (i) as may be necessary to keep such Registration Statement effective for the Registration Period and to comply with the provisions of the U.S. Securities Act and the U.S. Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby, or (ii) in the reasonable opinion of the Corporation and the Underwriters, as may be necessary or advisable in connection with any sale or other disposition of Registrable Securities by the Subscribers. The Corporation shall not file any amendment or supplement to any Registration Statement or Prospectus, other than documents incorporated by reference, the Registrable Securities or the transactions contemplated hereby, unless the Underwriters and Underwriters’ Counsel shall have been afforded a reasonable opportunity to review solely those portions of the Registration Statement and Prospectus that relate to the plan of distribution and selling securityholder information concerning the Subscribers, and the Corporation shall have considered in good faith any reasonable comments thereto.

(f)	The Corporation shall register or qualify the Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Underwriters; provided, however, that the Corporation shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 23(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 23(f), (iii) file a general consent to service of process in any such jurisdiction, or (iv) file a prospectus or registration statement (or the equivalent) in such jurisdiction.

(g)	All Registration Expenses incurred in connection with registrations pursuant to this Section 23 shall be borne by the Corporation.

(h)	Following the earliest of (i) the effective date of any Registration Statement filed with the SEC registering the resale of the Registrable Securities, (ii) the date that any Registrable Security may be resold without the requirement for adequate current public information about the Corporation to be available under Rule 144 promulgated under the U.S. Securities Act, and (iii) the date that any Registrable Security is sold or transferred pursuant to Rule 144 or another exemption from registration under the U.S. Securities Act that permits the recipient of such Registrable Security to hold such Registrable Security not subject to restrictions on transfer, the Corporation shall promptly cause its transfer agent and registrar to remove any stop transfer restrictions, legends and other equivalent measures with respect to such Registrable Security and shall deliver, or cause its counsel to deliver, to the transfer agent or registrar any legal opinion or certificate that the transfer agent or registrar shall request or require in connection with the removal of such restrictions, legends or other equivalent measures.

24.	Successors and Assigns

The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company, the Underwriters and the Subscribers and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein or in the Subscription Agreements, this Agreement shall not be assignable by any party without the written consent of the others.

25.	Further Assurances

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement

26.	Knowledge

For the purposes of this agreement, with respect to any matter, the phrase “knowledge of the Corporation” shall mean (i) the actual knowledge of Richard Williams, Executive Chairman, Sam Ash, Chief Executive Officer and Director, and Gerbrand van Heerden, Chief Financial Officer and Corporate Secretary, and (ii) all information which ought to have been known by any such individual after making due and careful inquiry of the directors, officers and employees of and consultants to the Corporation concerning the matter in question.

27.	Counterparts

This Agreement may be executed by the parties to this Agreement in counterpart and may be executed and delivered by facsimile and all such counterparts shall together constitute one and the same agreement.

[Remainder of page intentionally left blank]

If the Corporation is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Agreement where indicated below and delivering the same to the Underwriters.

Yours very truly,

HAYWOOD SECURITIES INC.

By:	/s/ Ryan Matthiesen
Name:	Ryan Matthiesen
Title:	Managing Director

BMO NESBITT BURNS INC.

By:	/s/ Haroon Chaudhry
Name:	Haroon Chaudhry
Title:	Director

Accepted and agreed to effective as of the date of this Agreement.

BUNKER HILL MINING CORP.

By:	/s/ Sam Ash
Name:	Sam Ash
Title:	Chief Executive Officer and Director

[Signature Page to the Underwriting Agreement]

Schedule A

UNITED STATES TERMS AND CONDITIONS FOR OFFERS AND SALES

As used in this Schedule and related exhibits, the following terms shall have the meanings indicated:

(a)	“Disqualification Event” means any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D;

(b)	“Domestic Issuer” means “domestic issuer” as that term is defined in Rule 902(e) of Regulation S;

(c)	“General Solicitation or General Advertising” means “general solicitation or general advertising”, as used in Rule 502(c) of Regulation D under the U.S. Securities Act, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, on the internet or similar media or broadcast over radio or television or on the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(d)	“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

(e)	“SEC” means the United States Securities and Exchange Commission;

(f)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia; and

(g)	“U.S. Affiliate” of any Underwriter means the U.S. registered broker-dealer affiliate of such Underwriter.

All other capitalized terms used but not otherwise defined in this Schedule shall have the meanings assigned to them in the Underwriting Agreement to which this Schedule is attached.

Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants, acknowledges, covenants and agrees with the Underwriters that:

1.	The Corporation is a Domestic Issuer.

2.	The Corporation is not, and after giving effect to the offering contemplated hereby and the application of the proceeds, will not be, registered or required to be registered as an “investment company” (as such term is defined under the Investment Company Act of 1940, as amended), under such Act.

3.	The Corporation acknowledges that the Offered Securities have not been registered under the U.S. Securities Act or any state securities laws and may be offered and sold only in transactions exempt from the registration requirements of the U.S. Securities Act pursuant to Rule 506(b) of Regulation D and exemptions under applicable state securities laws. Except with respect to sales of Offered Securities solicited by the Underwriters or, with respect to offers and sales in the United States, by the Underwriters through a U.S. Affiliate, to U.S. Accredited Investors, solicited by the Underwriters or, with respect to offers and sales in the United States, through the U.S. Affiliate, in reliance upon the exemption from registration under the U.S. Securities Act provided by Rule 506(b) of Regulation D and exemptions from applicable state securities laws, neither the Corporation nor any of its affiliates, nor any person acting on any their behalf (other than the Underwriters, their U.S. Affiliates, or any members of the selling group formed by them, as to whom the Corporation makes no representation, warranty, acknowledgement, covenant or agreement), has made or will make any offer to sell, or any solicitation of an offer to buy, any Offered Securities.

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4.	Neither the Corporation nor any of its affiliates, nor any person acting on any of their behalf (other than the Underwriters, their U.S. Affiliates, or any members of the selling group formed by them, as to whom the Corporation makes no representation, warranty, acknowledgement, covenant or agreement), has taken or will take any action that would cause the exemption afforded by Rule 506(b) of Regulation D to be unavailable for offers and sales of the Offered Securities pursuant to this Agreement.

5.	Neither the Corporation nor any person acting on behalf of the Corporation has, within six months prior to the commencement of the Offering, sold, offered for sale or solicited any offer to buy any of the Corporation’s securities of the same or similar class as any of the securities comprising the Offered Securities, and will not do so for a period of six months following the completion of this Offering, in a manner that would be integrated with the offer and sale of the Offered Securities and would cause the exemption from registration set forth in Rule 506(b) of Regulation D to become unavailable with respect to the offer and sale of the Offered Securities.

6.	During the period in which the Offered Securities are offered for sale, none of the Corporation or any person acting on its behalf (other than the Underwriters, their affiliates (including their U.S. Affiliates) or any person acting on its or their behalf (including any selling group member, if any), in respect of which no representation, warranty or covenant is made) has engaged or will engage in any form of General Solicitation or General Advertising with respect to offers and sales of the Offered Securities, or in any conduct involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act.

7.	Neither the Corporation nor any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

8.	None of the Corporation, its affiliates or any person on any of their behalf (other than the Underwriters, their U.S. Affiliates, or any members of the selling group formed by them, as to whom the Corporation makes no representation, warranty, acknowledgement, covenant or agreement) has engaged or will engage in any violation of Regulation M under the U.S. Exchange Act in connection with the offering of Offered Securities contemplated hereby.

9.	None of the Corporation, its subsidiary, or to the knowledge of the Corporation, any member, officer, agent, employee or affiliate of the Corporation or any of its affiliates is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”); and the Corporation will not directly or indirectly use the proceeds hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.

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10.	With respect to the Offered Securities, none of the Corporation, any of its predecessors, any affiliated issuer that is issuing Offered Securities in this Offering, any director, executive officer or other officer of the Corporation participating in the Offering, any beneficial owner of 20% or more of the Corporation’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the U.S. Securities Act) connected with the Corporation in any capacity at the time of sale of the Offered Securities (but excluding the Underwriters, as to whom no representation, warranty, covenant or agreement is made) (each, a “Corporation Covered Person” and, collectively, the “Corporation Covered Persons”) is subject to a Disqualification Event. The Corporation has exercised reasonable care to determine whether any Corporation Covered Person is subject to a Disqualification Event. The Corporation is not aware of any person (other than any Underwriter Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of Subscribers in connection with the sale of any Offered Securities pursuant to Rule 506(b) of Regulation D.

Representations, Warranties and Covenants of the Underwriters

Each Underwriter represents, warrants and covenants to and with the Corporation that:

1.	It acknowledges that the Offered Securities have not been registered under the U.S. Securities Act or any state securities laws and may be offered and sold only in transactions exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws. It has not offered for sale by the Corporation, and will not offer for sale by the Corporation, any Offered Securities except to U.S. Accredited Investors, in transactions that are exempt from the registration requirements under the U.S. Securities Act pursuant to Rule 506(b) of Regulation D and exemptions under applicable state blue sky laws, as provided below.

2.	It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except with its U.S. Affiliate, any selling group members or with the prior written consent of the Corporation. It shall require its U.S. Affiliate and each selling group member to agree, for the benefit of the Corporation, to comply with, and shall use its reasonable best efforts to ensure that its U.S. Affiliate and each selling group member complies with, the provisions of this Schedule applicable to the Underwriter as if such provisions applied directly to its U.S. Affiliate and such selling group member.

3.	It has not and will not engage in any form of General Solicitation or General Advertising and it has not taken and will not take any action involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act in connection with the offer or sale of the Offered Securities.

4.	All offers of Offered Securities for sale by the Corporation shall be solicited and arranged by the Underwriter or, with respect to offers and sales in the United States, through its U.S. Affiliate, which on the dates of such offers and subsequent sales by the Corporation was and will be duly registered as a broker-dealer under the U.S. Exchange Act and under all applicable state securities laws (unless exempted therefrom) and a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc. in accordance with all applicable United States federal and state securities (including broker-dealer) laws. The U.S. Affiliate will arrange for all offers of Offered Securities for sale by the Corporation in the United States in compliance with all applicable United States federal and state broker-dealer requirements and this Schedule.

5.	At the time of completion of each sale by the Corporation the Underwriter, its U.S. Affiliate, their respective affiliates, and any person acting on behalf of any of them will have reasonable grounds to believe and will reasonably believe that each purchaser of Offered Securities is a U.S. Accredited Investor.

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6.	Prior to arranging for any sale of Offered Securities by the Corporation, it shall cause each purchaser to execute a Subscription Agreement in a form mutually acceptable to the Corporation and the Underwriter.

7.	At least one Business Day prior to the applicable Closing Date, the transfer agent for the Corporation will be provided with a list of the names and addresses of all purchasers of the Offered Securities.

8.	At the Closing, the U.S. Affiliate and Underwriter that has offered or solicited offers and arranged for the sale of the Offered Securities by the Corporation to, or for the account or benefit of, persons in the United States, will provide a certificate, substantially in the form of Exhibit I, relating to the manner of the offer and sale of the Offered Securities in the United States, or be deemed to represent and warrant that no offers or sales of the Offered Securities were made to, or for the account or benefit of, persons in the United States.

9.	Each purchaser will be informed that the Offered Securities have not been registered under the U.S. Securities Act and are being offered and sold to such purchaser in reliance on an exemption from the registration requirements of the U.S. Securities Act.

10.	None of the Underwriter, the U.S. Affiliate nor any person acting on its or their behalf has engaged or will engage in any violation of Regulation M under the U.S. Exchange Act in connection with the offering of Offered Securities contemplated hereby.

11.	With respect to Offered Securities, neither the Underwriter nor its affiliates (including its U.S. Affiliate), any general partner or managing member of the Underwriter, any director, executive officer or other officer of the Underwriter participating in the offering of the Offered Securities or general partner or managing member of the Underwriter or any officer, employee or agent of the Underwriter or general partner or managing member of the Underwriter that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers of any Offered Securities (each, an “Underwriter Covered Person” and collectively, the “Underwriter Covered Persons”) is subject to any Disqualification Event. Each Underwriter will notify the Corporation in writing, prior to any offer or sale of Offered Securities, of (i) any Disqualification Event relating to any Underwriter Covered Person not previously disclosed to the Corporation in accordance with this section, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Underwriter Covered Person. As of the Closing Date, the Underwriter represents that it is not aware of any person (other than any Underwriter Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Offered Securities.

12.	It acknowledges that the Compensation Options and the underlying Compensation Option Shares have not been registered under the U.S. Securities Act or any state securities laws. In connection with the issuance of the Compensation Options, the Underwriter represents, warrants and covenants that it is acquiring or will acquire the Compensation Options as principal for its own account and not for the benefit of any other person. It represents, warrants and covenants that it is a U.S. Accredited Investor and acknowledges that the Compensation Options and the underlying Compensation Option Shares are being issued pursuant to an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws, and will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and may be reoffered and resold only in transactions exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws. The Underwriter acknowledges and agrees that the Compensation Options may not be exercised and the underlying Compensation Option Shares may not be delivered, unless such exercise is exempt from registration under the U.S. Securities Act and applicable state securities laws.

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EXHIBIT I TO Schedule A

(TERMS AND CONDITIONS OF U.S. SALES)

UNDERWRITERS’ CERTIFICATE

In connection with the offer and sale to persons in the United States of Common Shares and Warrants (collectively, the “Units”) of Bunker Hill Mining Corp. (the “Corporation”) pursuant to an underwriting agreement (the “Underwriting Agreement”) effective as of September 29, 2025 between the Corporation and the Underwriters named in the Underwriting Agreement, [●] (the “Underwriter”) and [●] (the “U.S. Affiliate”), the U.S. broker-dealer affiliate of the Underwriter, hereby certify as follows:

1.	on the date hereof and on the date of each offer, solicitation of an offer or sale of Units to a person in the United States, the U.S. Affiliate is and was: (a) a duly registered broker-dealer with the United States Securities and Exchange Commission and under the laws of each state where offers and sales of Units were made (unless exempted therefrom); and (b) a member of and in good standing with the Financial Industry Regulatory Authority, Inc.;

2.	all offers of Units for sale by the Corporation to persons in the United States have been and will be effected and arranged by the U.S. Affiliate in accordance with all applicable U.S. broker-dealer requirements;

3.	at the time of completion of each sale by the Corporation of Units to persons in the United States, we had reasonable grounds to believe and did believe, and had taken reasonable steps to verify, that each offeree was a U.S. Accredited Investor, and, on the date hereof, we continue to believe that each such person purchasing Units from the Corporation is a U.S. Accredited Investor;

4.	the offers and solicitations of offers of the Units to persons in the United States have been conducted by us in accordance with the terms of the Underwriting Agreement;

5.	in connection with each sale of Units to persons in the United States, we caused each such purchaser to execute and deliver to the Corporation a Subscription Agreement in the form agreed by the Corporation and the Underwriter; and

6.	none of the Underwriter Covered Persons is subject to any Disqualification Event, and the undersigned are not aware of any person (other than any Underwriter Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Units to persons in the United States.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

Dated this _____ day of _______________, 2025.

[INSERT NAME OF UNDERWRITER]	[INSERT NAME OF U.S. AFFILIATE]

By:	By:
Name:	Name:
Title:	Title: